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                                                                      Exhibit 21

                      Subsidiaries of Hycor Biomedical Inc.


                                                State of
Name                                            Incorporation

Hycor Biomedical GmbH                           Germany
Hycor Biomedical SAS                            France
Hycor Biomedical Limited                        Scotland
Hycor International Inc.                        US Virgin Islands


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